Exhibit 99.1

Cirrus Logic Reports Q3 FY21 Revenue of $485.8 Million

Smartphone Demand Fueled 30 Percent Year-Over-Year Revenue Growth

AUSTIN, Texas--(BUSINESS WIRE)--February 1, 2021--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2021, which ended Dec. 26, 2020, as well as the company’s current business outlook.

“Cirrus Logic delivered revenue above the high end of guidance in the December quarter, as we experienced strong demand for products shipping in recently introduced smartphones,” said John Forsyth, chief executive officer. “We are delighted with our customer engagement and design-in activity during the quarter, and remain focused on developing a roadmap of innovative products that will enable the company to capitalize on growing demand for audio and high-performance mixed-signal solutions. Given the strength of the current smartphone market cycle, and the new product introductions in the pipeline, we are excited about the outlook for the company.”

Reported Financial Results – Third Quarter FY21

  Revenue of $485.8 million;
  GAAP and non-GAAP gross margin of 51.8 percent;
  GAAP operating expenses of $121.8 million and non-GAAP operating expenses of $105.7 million; and
  GAAP earnings per share of $1.91 and non-GAAP earnings per share of $2.13.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY21

  Revenue is expected to range between $280 million and $320 million;
  GAAP gross margin is forecasted to be between 50 percent and 52 percent; and
  Combined GAAP R&D and SG&A expenses are anticipated to range between $121 million and $127 million, including approximately $15 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

Share Repurchase Authorization

The company also announced that its Board of Directors recently authorized the repurchase of up to an additional $350 million of the company's common stock, in addition to the $55 million remaining from the Board’s previous share repurchase authorization in January 2019. The repurchases will be funded from working capital and anticipated cash from operations and may occur from time to time depending on a variety of factors, including general market and economic conditions and other corporate considerations. The share repurchase program is designed to comply with all applicable securities laws and may be suspended or discontinued at any time without notice.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 5791509).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about the company’s ability to develop a robust pipeline of innovative products that will enable us to capitalize on growing demand for audio and high-performance mixed-signal solutions in the markets we serve, along with estimates for the fourth quarter fiscal year 2021 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; recent increased industry-wide capacity constraints that may impact our ability to meet current customer demand, which could cause an unanticipated decline in our sales and damage our existing customer relationships and our ability to establish new customer relationships; the potential for increased prices due to capacity constraints in our supply chain, which, if we are unable to increase our selling price to our customers, could result in lower revenues and margins that could adversely affect our financial results; the level of orders and shipments during the fourth quarter of fiscal year 2021, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2020 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 28,	Dec. 26,	Dec. 28,
	2020	2020	2019	2020	2019
	Q3'21	Q2'21	Q3'20	Q3'21	Q3'20
Portable products	$450,305	$312,911	$344,870	$973,877	$897,187
Non-portable and other products	35,490	34,414	29,798	101,816	104,646
Net sales	485,795	347,325	374,668	1,075,693	1,001,833
Cost of sales	234,295	167,115	177,163	516,511	473,901
Gross profit	251,500	180,210	197,505	559,182	527,932
Gross margin	51.8%	51.9%	52.7%	52.0%	52.7%

Research and development	89,435	84,810	88,713	252,986	265,782
Selling, general and administrative	32,415	31,247	36,113	93,366	98,651
Restructuring costs	-	-	-	352	-
Total operating expenses	121,850	116,057	124,826	346,704	364,433

Income from operations	129,650	64,153	72,679	212,478	163,499

Interest income	1,206	1,378	2,392	4,160	6,927
Other income (expense)	(207)	784	(563)	688	(1,509)
Income before income taxes	130,649	66,315	74,508	217,326	168,917
Provision for income taxes	16,281	6,829	5,996	25,263	19,577
Net income	$114,368	$59,486	$68,512	$192,063	$149,340

Basic earnings per share:	$1.97	$1.02	$1.18	$3.30	$2.56
Diluted earnings per share:	$1.91	$0.99	$1.13	$3.20	$2.47

Weighted average number of shares:
Basic	58,024	58,191	58,188	58,176	58,247
Diluted	59,963	60,127	60,492	60,101	60,395

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (unaudited, in thousands, except per share data) (not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 26,	Sep. 26,	Dec. 28,	Dec. 26,	Dec. 28,
	2020	2020	2019	2020	2019
Net Income Reconciliation	Q3'21	Q2'21	Q3'20	Q3'21	Q3'20
GAAP Net Income	$114,368	$59,486	$68,512	$192,063	$149,340
Amortization of acquisition intangibles	2,998	2,998	6,470	8,994	20,420
Stock-based compensation expense	13,287	15,476	14,160	42,069	39,705
Restructuring costs	-	-	1,323	352	1,323
Adjustment to income taxes	(2,897)	(2,293)	(4,871)	(8,172)	(11,091)
Non-GAAP Net Income	$127,756	$75,667	$85,594	$235,306	$199,697

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$1.91	$0.99	$1.13	$3.20	$2.47
Effect of Amortization of acquisition intangibles	0.05	0.05	0.11	0.15	0.34
Effect of Stock-based compensation expense	0.22	0.26	0.23	0.70	0.66
Effect of Restructuring costs	-	-	0.02	0.01	0.02
Effect of Adjustment to income taxes	(0.05)	(0.04)	(0.08)	(0.14)	(0.18)
Non-GAAP Diluted earnings per share	$2.13	$1.26	$1.41	$3.92	$3.31

Operating Income Reconciliation
GAAP Operating Income	$129,650	$64,153	$72,679	$212,478	$163,499
GAAP Operating Profit	26.7%	18.5%	19.4%	19.8%	16.3%
Amortization of acquisition intangibles	2,998	2,998	6,470	8,994	20,420
Stock-based compensation expense - COGS	236	197	200	640	695
Stock-based compensation expense - R&D	9,526	9,235	9,343	27,414	24,413
Stock-based compensation expense - SG&A	3,525	6,044	4,617	14,015	14,597
Restructuring costs	-	-	1,323	352	1,323
Non-GAAP Operating Income	$145,935	$82,627	$94,632	$263,893	$224,947
Non-GAAP Operating Profit	30.0%	23.8%	25.3%	24.5%	22.5%

Operating Expense Reconciliation
GAAP Operating Expenses	$121,850	$116,057	$124,826	$346,704	$364,433
Amortization of acquisition intangibles	(2,998)	(2,998)	(6,470)	(8,994)	(20,420)
Stock-based compensation expense - R&D	(9,526)	(9,235)	(9,343)	(27,414)	(24,413)
Stock-based compensation expense - SG&A	(3,525)	(6,044)	(4,617)	(14,015)	(14,597)
Restructuring costs	-	-	(1,201)	(352)	(1,201)
Non-GAAP Operating Expenses	$105,801	$97,780	$103,195	$295,929	$303,802

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$251,500	$180,210	$197,505	$559,182	$527,932
GAAP Gross Margin	51.8%	51.9%	52.7%	52.0%	52.7%
Stock-based compensation expense - COGS	236	197	200	640	695
Restructuring costs - COGS	-	-	122	-	122
Non-GAAP Gross Profit	$251,736	$180,407	$197,827	$559,822	$528,749
Non-GAAP Gross Margin	51.8%	51.9%	52.8%	52.0%	52.8%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$16,281	$6,829	$5,996	$25,263	$19,577
GAAP Effective Tax Rate	12.5%	10.3%	8.0%	11.6%	11.6%
Adjustments to income taxes	2,897	2,293	4,871	8,172	11,091
Non-GAAP Tax Expense	$19,178	$9,122	$10,867	$33,435	$30,668
Non-GAAP Effective Tax Rate	13.1%	10.8%	11.3%	12.4%	13.3%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.27	$0.11	$0.10	$0.42	$0.32
Adjustments to income taxes	0.05	0.04	0.08	0.14	0.18
Non-GAAP Tax Expense	$0.32	$0.15	$0.18	$0.56	$0.50

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 26,	Mar. 28,	Dec. 28,
	2020	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$327,294	$292,119	$342,301
Marketable securities	43,289	22,008	13,098
Accounts receivable, net	244,803	153,998	175,937
Inventories	142,689	146,725	137,920
Other current assets	45,469	35,346	45,345
Total current Assets	803,544	650,196	714,601

Long-term marketable securities	326,491	283,573	250,162
Right-of-use lease assets	135,719	141,274	141,348
Property and equipment, net	154,312	158,244	174,390
Intangibles, net	24,322	34,430	47,133
Goodwill	287,518	287,088	285,904
Deferred tax asset	7,277	10,052	9,183
Other assets	86,446	27,820	24,819
Total assets	$1,825,629	$1,592,677	$1,647,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$90,814	$78,412	$98,835
Accrued salaries and benefits	39,367	42,439	34,228
Lease liability	14,539	13,580	13,863
Other accrued liabilities	40,135	24,206	31,385
Total current liabilities	184,855	158,637	178,311

Non-current lease liability	129,583	129,312	133,993
Non-current income taxes	70,866	71,143	72,422
Other long-term liabilities	39,968	3,806	2,934

Stockholders' equity:
Capital stock	1,483,567	1,434,929	1,417,646
Accumulated deficit	(88,238)	(201,681)	(157,869)
Accumulated other comprehensive income (loss)	5,028	(3,469)	103
Total stockholders' equity	1,400,357	1,229,779	1,259,880
Total liabilities and stockholders' equity	$1,825,629	$1,592,677	$1,647,540

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Investor Contact:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor@cirrus.com